UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 29, 2010

COOPER TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-04329	344297750
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio	45840
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:             (419) 423-1321

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2010, Cooper Tire & Rubber Company (the “Company”) appointed Christopher E. Ostrander, age 42, as a Vice President of the Company to serve as President—North America Tire Operations.  An employee of Eaton Corporation, a diversified industrial manufacturer (“Eaton”), since 2004, Mr. Ostrander has served as Vice President—Torque Control Products Division since 2008, having previously been the manager of various business units for Eaton.

In connection with his appointment, Mr. Ostrander executed an Offer Letter (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Ostrander will serve as an at-will employee, subject to termination at any time by him or the Company, with or without notice, and he will receive the following compensation and benefits in exchange for his employment:

•	A base salary of $380,000 per year;

•	The opportunity to participate in the Company’s annual incentive plan, with a target award opportunity of $228,000;

•	The opportunity to participate in the Company’s Long-Term Incentive Plan, with a target award opportunity of $570,000;

•	The opportunity to receive 70,000 restricted stock units, which will vest 25% per year for four years following the date of grant;

•	A sign-on bonus of $100,000;

•
The opportunity to participate in the Company’s executive perquisite program for 2011, which currently provides an annual allowance for a physical examination and financial planning and tax preparation services;

•
Health benefits, including medical, prescription drug, dental, vision, and long term disability insurance, the opportunity to participate in dependent care spending accounts and a health savings account, and employee and dependent life insurance and accidental death and dismemberment insurance;

•	The opportunity to participate in an investment saving plan, with a Company match, and a profit sharing opportunity;

•	The opportunity to participate in the Company’s Change-In-Control Severance Pay Plan;

•
Relocation benefits, which are subject to 100% repayment if Mr. Ostrander voluntarily terminates his employment for any reason within one year and 50% repayment if Mr. Ostrander voluntarily terminates his employment for any reason within 2 years; and

•	Other benefits, including paid vacation, paid holidays and fitness center membership.

In the event the Company terminates Mr. Ostrander’s employment during the first two years of his employment for any reason other than for cause (as defined in the Company’s Change-In-Control Severance Pay Plan), he will receive:

•	A severance payment equal to six months base salary;

•	A prorated bonus equal to the amount that would have been received had performance targets been met, payable at the date of normal distribution;

•
Accelerated vesting of his grant of 70,000 restricted stock units at a rate of 35,000 restricted stock units if such termination occurs during the first year of his employment and 70,000 restricted stock units if such termination occurs during the second year of his employment; and

•	Nullification of any repayment of Mr. Ostrander’s relocation reimbursement.

Mr. Ostrander also agreed not to compete with the Company for two years following his termination of employment.  In addition, the Offer Letter includes a non-solicitation covenant for five years following his termination of employment and a non-disparagement covenant for the term of employment and thereafter.

A copy of the Offer Letter is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Offer Letter is qualified in its entirety by the full text of the exhibit.

Item 8.01. Other Events.

            On December 30, 2010, the Company issued a press release announcing the appointment of Christopher E. Ostrander.  A copy of this press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Exhibit Description

10.1	Offer Letter executed by Chris E. Ostrander on December 20, 2010
99.1	Press Release dated December 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

	By:	/s/ Jack Jay McCracken
Name: Jack Jay McCracken
Title: Assistant Secretary

Date: December 30, 2010

Exhibit Index

Exhibit
Number	Exhibit Description

10.1	Offer Letter executed by Chris E. Ostrander on December 20, 2010

99.1	Press Release dated December 30, 2010